Exhibit 10.13

UNIVERSITY OF PHOENIX, INC.

MANAGEMENT EQUITY PLAN

Section 1. Purpose

The Plan authorizes the Committee to provide Persons who are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with grants of Awards. The Company believes that this incentive program will cause those Persons to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating Persons of outstanding ability.

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, provided that, in any event, any business in which the Company has any direct or indirect ownership interest shall be treated as an Affiliate of the Company.

(b) “Apollo” means Apollo Management Holdings, L.P., a Delaware limited partnership.

(c) “Award” means, individually or collectively, any Option, Restricted Stock, RSU or Other Stock-Based Award granted under the Plan.

(d) “Cause,” with respect to each Grantee, means a finding by the Committee of: (A) the Grantee’s gross negligence or willful misconduct, or willful failure to attempt in good faith to substantially perform his or her duties (other than due to physical or mental illness or incapacity), (B) the Grantee’s conviction of, or plea of guilty or nolo contendere to, or confession to, (1) a misdemeanor involving moral turpitude or (2) a felony (or the equivalent of a misdemeanor involving moral turpitude or felony in a jurisdiction other than the United States), (C) the Grantee’s knowingly willful material violation of the Company’s or its applicable Affiliate’s written policies that the Committee determines is materially detrimental to the best interests of the Company or its Affiliates, (D) the Grantee’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or its Affiliates, (E) the Grantee’s use of alcohol or drugs that materially interferes with the performance of his or her duties, or (F) willful or reckless misconduct in respect of the Grantee’s obligations to the Company or its Affiliates or other acts of misconduct by the Grantee occurring during the course of the Grantee’s employment that in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company or its Affiliates; provided, however, that the Grantee shall be provided a single 15-day period to cure any of the events or occurrences described in any of the immediately preceding clauses (A), (C), (E) and (F) hereof, to the extent curable. Notwithstanding anything to the contrary, if, within six (6) months subsequent to a Grantee’s termination of service for any reason other than by the Company for Cause, the Company determines that such Grantee’s termination of service could have been for Cause, such Grantee’s termination of service will be deemed to have been for Cause for all purposes, and such Grantee will be required to disgorge to the Company all amounts received under the Plan, any Grant Certificate or otherwise that would not have been payable to such Grantee had such termination of service been by the Company for Cause.

(e) “Change in Control” means, except as otherwise provided in a Grant Certificate, the occurrence of either of the following: (i) (A) Apollo and its Affiliates (the “Apollo Holders”) cease to be the beneficial owners, directly or indirectly, of a majority of the combined voting power of the Company’s outstanding securities; and (B) a person, entity or group other than the Apollo Holders becomes the direct or indirect beneficial owner of a percentage of the combined voting power of the Company’s outstanding securities that is greater than the percentage of the combined voting power of the Company’s outstanding securities beneficially owned directly or indirectly by the Apollo Holders; or (ii) a sale of all or substantially all of the assets of the Company to a person, entity or group other than the Apollo Holders; provided, however, that a mere IPO or a merger or other acquisition or combination transaction after which the Apollo Holders retain control or shared control of the Company, or have otherwise not sold or disposed of more than 50% of its investment in the Company as of the Closing Date in exchange for cash or marketable securities, will not result in a Change in Control; provided, further, that, following an IPO, the above clause (i) shall be deleted and replaced with: “a person, entity or group other than Apollo and its Affiliates (the “Apollo Holders”) becomes the beneficial owner, directly or indirectly of 35% or more of the combined voting power of the Company’s outstanding securities, and such combined voting power beneficially owned is greater than the percentage of the combined voting power of the Company’s outstanding securities beneficially owned directly or indirectly by the Apollo Holders.”

(f) “Closing Date” means February 1, 2017.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board of Trustees of the Company, or such committee as may be appointed by the Compensation Committee or the Board of Trustees, or if no such Compensation Committee or other committee has been so appointed, the Board of Trustees of the Company.

(i) “Company” means University of Phoenix, Inc., an Arizona corporation, or any successor thereto.

(j) “Control” (including, with correlative meanings, the terms “Controlled by” and

“under common Control with”), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(k) “Disability,” with respect to each Grantee, means a finding by the Committee of the Grantee’s incapacitation through any illness, injury, accident or condition of either a physical or psychological nature that has resulted in his or her inability to perform the essential functions of his or her position, even with reasonable accommodations, for one hundred eighty (180) calendar days during any period of three hundred sixty-five (365) consecutive calendar days, and such incapacity is expected to continue.

(l) “Employee” means any Person that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company, whether as an employee, director or independent contractor.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” of a Share on any given date means:

(i) if the Shares are listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each Share shall be valued at the closing price of a Share on the principal exchange on which such Shares are then trading, or, if no sales of Shares were made on such exchange on that date, the closing price of a Share for the next preceding day on which sales of Shares were made on the exchange;

(ii) if the Shares are not traded on a National Securities Exchange but are quoted on NASDAQ or a successor quotation system and the Shares are listed as a National Market Issue under the NASD National Market System, each Share shall be valued at the last sales price per Share on such date as reported by NASDAQ or such successor quotation system, or, if no sales of Shares were reported by NASDAQ or such successor quotation system on that date, the last price of a Share as reported by NASDAQ or such successor quotation system for the next preceding day on which sales of Shares were reported by NASDAQ or such successor quotation system; or

(iii) if the Shares are not publicly traded on a National Securities Exchange and are not quoted on NASDAQ or a successor quotation system, the fair market value of the Shares shall be determined in good faith by the Committee without regard to lack of liquidity, control or other similar discounts.

(o) “Governmental Entity” means any national, state, county, local, municipal or other government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality.

(p) “Grant Certificate” means a certificate accepted by the Grantee, or other written agreement between the Company and the Grantee evidencing the grant of an Award hereunder and containing such terms and conditions not inconsistent with the express provisions of the Plan, as the Committee shall approve.

(q) “Grantee” means an Employee granted an Award under the Plan.

(r) “IPO” means an initial public offering of the Shares (or the shares of common stock of any successors or subsidiaries of the Company) or other event a result of which is that the Shares become listed for trading on a National Securities Exchange or NASDAQ.

(s) “Options” shall refer to options to acquire Shares that are granted under and are subject to the Plan.

(t) “Other Stock-Based Award” means an Award granted under Section 6 of the Plan.

(u) “Permitted Transferee” has the meaning set forth in Section 9(f)(ii).

(v) “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated entity or other entity.

(w) “Plan” means this University of Phoenix, Inc. Management Equity Plan as set forth herein and as amended from time to time.

(x) “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(y) “Restricted Stock” means Shares subject to certain specified restrictions (including, without limitation, a requirement that the Employee remain continuously employed or provide continuous services for a specified period of time) granted under Section 5(c) of the Plan.

(z) “Restricted Stock Unit” (or “RSU”) means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property subject to certain restrictions (including, without limitation, a requirement that the Employee remain continuously employed or provide continuous services for a specified period of time) granted under Section 5(c) of the Plan.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Securities Laws” means the Exchange Act, the Securities Act and state securities and “blue sky” laws, all as now enacted or as the same may from time to time be amended, and the applicable rules and regulations promulgated thereunder.

(cc) “Share” means a share of common stock of the Company, no par value per share.

(dd) “Stockholders’ Agreement” means the University of Phoenix, Inc. Stockholders’ Agreement, dated as of July 14, 2017, by and among the Company and the other stockholders party thereto, as the same may thereafter be amended from time to time in accordance with its terms.

Section 3. Shares Available under the Plan

Subject to the provisions of Section 7, the total number of Shares with respect to which Awards may be granted under the Plan shall not exceed 3,525,041. If, prior to exercise of an Option, the lapse of restrictions on Restricted Stock or the settlement of Restricted Stock Unit Awards, all or any portion of such Awards is forfeited, lapses or terminates and consideration is not received by the Grantee in respect thereof, the Shares covered by such portion shall again be available for grants under the Plan. In addition, Shares issued to Grantees in connection with any Award that are repurchased for no value by the Company pursuant to the terms of such Award or the Stockholders’ Agreement shall again be available for grants under the Plan. The Shares to be offered under the Plan shall be authorized and unissued common stock, or issued common stock that shall have been reacquired by the Company.

Section 4. Administration of the Plan

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(A) to select the Employees to whom Awards may be granted;

(B) to determine the number of Shares subject to each such Award;

(C) to determine the terms and conditions of any Award granted under the Plan, including the exercise price, vesting schedules, Restricted Period, conditions relating to exercise, and termination of the right to exercise;

(D) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired upon exercise of an Award;

(E) to determine and/or increase the vested portion of any Award;

(F) to prescribe the form of each Grant Certificate;

(G) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(H) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, Grant Certificate or other instrument hereunder; and

(I) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Committee Authority. Any action of the Committee pursuant to the authority granted to it under the Plan and any Grant Certificate shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, and any Person claiming any rights under the Plan from or through any Grantee, except to the extent that the Committee may subsequently modify, or take further action not consistent with, its prior action, or as expressly provided in any Grant Certificate. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him or her by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the greatest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Award Terms.

(a) Option Terms. Unless otherwise determined by the Committee and set forth in a Grant Certificate, or as otherwise set forth in this Plan, Options granted under the Plan shall contain the following terms and conditions:

(i) Termination. Options shall terminate on the earliest of:

(A) the 90th day following the later of (i) the date that the Grantee is no longer employed or engaged by the Company and any Affiliate, and (ii) the vesting date of such Option; provided, however, that the Option shall not terminate until the 365th day following the date the Grantee is no longer employed or engaged by the Company and any Affiliate by reason of death or Disability (as determined by the Committee in its sole discretion); provided, further, that in all cases, unless otherwise set forth in the Grant Certificate, (1) the portion of any Option that is not vested on the date of termination of employment or engagement for any reason shall terminate immediately upon such termination, and (2) if such termination is for Cause, the vested portion shall terminate as well;

(B) the tenth anniversary of the date of grant; and

(C) cancellation, termination or expiration of the Options pursuant to action taken by the Committee in accordance with Section 7.

(ii) Acceleration of Vesting and Extension of Exercise Period. The Committee may in its sole discretion accelerate the vesting of any or all Options, which acceleration shall not affect any other terms and conditions of such Awards. Further, the Committee may in its sole discretion extend the exercise period of an Option beyond the termination or expiration of the Option as provided in Section 5(a)(i) above; provided, in no event shall the exercise period be extended beyond the date set forth in Section 5(a)(i)(B) above or otherwise in a manner that would result in adverse tax consequences under Section 409A of the Code.

(iii) Tax Status. Each Option granted under the Plan is a nonqualified option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

(b) Conditions to Exercise of Options.

(i) Only the vested portion of any Option may be exercised. Except as otherwise provided in this Section 5(b)(i) or in the applicable Grant Certificate, a Grantee shall exercise an Option by delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, together with either (x) a certified check or bank draft payable to the order of the Company for an amount equal to the sum of the exercise price for such Shares and any income taxes (subject to Section 5(b)(ii)) and employment taxes required to be withheld or (y) both (1) an instruction to the Company to undertake a “net exercise” procedure effected by withholding the number of Shares otherwise deliverable in respect of the Option having an aggregate Fair Market Value equal to the aggregate exercise price of all Shares with respect to which the Option is to be exercised, and (2) a certified check or bank draft payable to the order of the Company for an amount equal to any income taxes (subject to Section 5(b)(ii)) and employment taxes required to be withheld in connection with such exercise. The Committee may, in its sole discretion, at the time the Option is granted or at a later date, permit other forms of payment in a Grant Certificate or otherwise, including notes, Shares or other contractual obligations of a Grantee to make payment on a deferred basis. In addition, following an IPO, the Committee may, in its sole discretion, permit a Grantee to exercise an Option by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price for such Shares and all applicable required withholding taxes. Any fractional Shares shall be settled in cash.

(ii) Before the Company issues any Shares to the Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee, may, in its sole discretion, at the time the Option is granted or at a later date, permit such withholding obligation to be satisfied through the withholding of Shares that would otherwise be delivered upon exercise of the Option, provided, however, that the number of Shares so withheld shall not have an aggregate Fair Market Value on the date of such withholding in excess of the maximum required withholding obligation with respect to the Grantee.

(iii) As a condition to the grant of an Option or delivery of any Shares upon exercise of an Option, the Company shall have the right to require that the Grantee become party to the Stockholders’ Agreement.

(c) Restricted Stock and Restricted Stock Units.

(i) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Certificate. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 5(c), and to such other conditions not inconsistent with the Plan as determined by the Committee and as may be reflected in the applicable Grant Certificate. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards.

(ii) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause Share(s) to be registered in the name of the Grantee in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending vesting and the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute and deliver (in a manner permitted under Section 9(a) of the Plan or as otherwise determined by the Committee) a Grant Certificate and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 5(c) and the applicable Grant Certificate, the Grantee generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that any dividends payable on Restricted Stock shall be held by the Company and delivered (without interest) to the Grantee within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Grantee to be issued. To the extent that Restricted Stock is forfeited, any stock certificates issued to the Grantee evidencing such Shares shall be returned to the Company, and all rights of the Grantee to such Shares and as a shareholder with respect thereto shall terminate without further obligation or action on the part of the Company.

(iii) Restricted Stock Units. No Shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) awarded to a Grantee may be credited with dividends paid in respect of one Share (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Company for the Grantee’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Grantee upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividend Equivalents.

(iv) Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to a Grantee shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Grant Certificate.

(v) Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Grant Certificate or any applicable employment, consulting, change-in-control, severance or other agreement between a Grantee and the Company or an Affiliate, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Grantee granted the applicable Award. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(vi) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Grant Certificate shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Grant Certificate. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his or her beneficiary, without charge a notice evidencing a book-entry notation (or, if applicable, the stock certificate) evidencing the Shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular Share of Restricted Stock shall be distributed to the Employee in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Share and, if such Share is forfeited, the Grantee shall have no right to such dividends.

(vii) Unless otherwise provided by the Committee in a Grant Certificate or any applicable employment, consulting, change-in-control, severance or other agreement between a Grantee and the Company or an Affiliate, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his or her beneficiary, without charge, one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Released Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in a Grant Certificate or at the sole discretion of the Committee, the holder of outstanding Released Units shall be entitled to be credited with Dividend Equivalents (upon the payment by the Company of dividends on Shares) either in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash Dividend Equivalents at a rate and subject to such terms as determined by the Committee), which accumulated Dividend Equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Grantee shall have no right to such Dividend Equivalents.

(viii) Before the Company issues any Shares to the Grantee pursuant to the vesting or settlement of any Restricted Stock or Restricted Stock Units, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such vesting or settlement. The Committee, may, in its sole discretion, at the time the Restricted Stock or Restricted Stock Units are granted or at a later date, permit such withholding obligation to be satisfied through the withholding of Shares, securities, other property or cash that would otherwise be delivered upon vesting or settlement of the Award, provided, however, that the shares, securities, property or cash so withheld shall not have an aggregate Fair Market Value on the date of such withholding in excess of the maximum required withholding obligation with respect to the Grantee.

(ix) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Shares:

“TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE UNIVERSITY OF PHOENIX, INC. MANAGEMENT EQUITY PLAN AND A GRANT CERTIFICATE, DATED AS OF _____________, BETWEEN UNIVERSITY OF PHOENIX, INC. AND __________________. A COPY OF SUCH PLAN AND GRANT CERTIFICATE IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF UNIVERSITY OF PHOENIX, INC.”

(d) Grant In Connection With Change in Control or IPO. Immediately prior to the first to occur of a Change in Control and an IPO, the Chief Executive Officer of the Company may allocate (and the Committee shall cause to be awarded and issued) to then-active Employees Options with respect to a number of Shares no greater than the number of Shares that remain available for grant pursuant to Section 3. Such Options shall (i) have an exercise price of $10, and (ii) shall have terms and conditions (including, without limitation, with respect to vesting) that are substantially identical to those set forth in the Option Grant Certificate attached hereto as Annex A, except that such Options (x) shall be vested upon grant with respect to substantially the same percentage of Shares as an Option granted pursuant to such form of Option Grant Certificate attached hereto as Annex A on May 9, 2017, to an Employee who remained continuously employed by the Company through the date of such Change in Control or IPO, and

(y) shall be exercisable only upon a Change in Control or, if earlier, upon the applicable Grantee’s termination of employment or engagement with the Company or its Affiliates.

Section 6. Other Stock- Based Awards. The Committee may issue unrestricted Shares, rights to receive grants of Awards at a future date, other Awards denominated in Shares (including, without limitation, performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of Shares under the Plan to Grantees, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by a Grant Certificate. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Grant Certificate including, without limitation, the payment by the Grantee of the Fair Market Value of such Shares on the date of grant.

Section 7. Adjustment Upon Changes in Capitalization

If any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events (including a Change in Control) affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make an equitable or substitution adjustment in (i) the number and kind of Shares deemed to be available thereafter for grants of Awards under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards, (iii) performance goals, targets, or measures with respect to any Award, (iv) the exercise price of outstanding Options and/or (v) Options to be granted pursuant to Section 5(d); provided, however, that the manner of any such equitable adjustment or substitution shall be determined in the good faith of the Committee. In addition, the Committee shall have discretion to make the foregoing types of adjustments and adjustments to all other matters it deems relevant, as it may determine appropriate and equitable in other types of events, including in the event of an acquisition or disposition of any of the businesses of the Company or its Affiliates occurring after the date of grant of any Award. For the avoidance of doubt, no adjustment shall be required to reflect dilution resulting from any additional investments at fair market value in the Company by Apollo or any other Person or entity. In addition, except as otherwise specifically provided in a Grant Certificate, the Committee is authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for a payment in cash, Shares or other equity interests, securities or property, or any combination thereof equal to the Fair Market Value of the Shares subject to such canceled Awards (less the amount of the exercise price in the case of Options), cancellation of out-of-the-money Options for no consideration, substitution of Awards using securities of a successor or other entity, acceleration of the time that Awards vest or expire, or adjustment of performance targets) in connection with a Change in Control or a Sale Transaction (as defined in the Stockholders’ Agreement). Any adjustments made pursuant to this Section 7 shall be determined in a manner consistent with Section 409A of the Code to the extent so required.

Section 8. Restrictions on Issuing Shares

The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Laws or unless such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company may, but shall be under no obligation to, register for sale under the Securities Laws any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Laws, the Company may restrict the transfer of such Shares and may legend the certificates representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall have the right to condition the grant of an Award or the exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law or regulation, any official interpretation thereof, or any underwriting agreement.

Section 9. General Provisions

(a) Grant Certificate; No Uniformity of Treatment. Each Award shall be evidenced by a Grant Certificate. The terms and provisions of such Grant Certificates may vary among Grantees and among different Awards granted to the same Grantee. There is no obligation for uniformity of treatment of Grantees and any other holders or beneficiaries of Awards, and the terms and conditions of Awards, and the determinations and interpretations of the Committee with respect to Awards need not be the same with respect to one Grantee and such other Grantees (whether or not they are similarly situated). Unless otherwise stated in the Grant Certificate, in the event of a conflict between the terms of the Grant Certificate and the Plan, the terms of the Plan shall govern.

(b) Company Repurchase Right. A Grant Certificate may provide for the Company’s ability to repurchase outstanding Awards (or Shares acquired in respect of Awards) on such terms as set forth in the Grant Certificate. Shares acquired in respect of Awards shall be subject to repurchase by the Company on such terms as set forth in the Stockholders’ Agreement (and, if applicable, the Grant Certificate).

(c) Rights as Stockholders. The holder of an Option or other Award shall not be deemed for any purpose, or have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or deliverable in respect of such other Award unless, until and to the extent that (i) such holder has signed a joinder to the Stockholders’ Agreement designated by the Company (in the form attached to such Stockholders’ Agreement) and (ii) in the case of an Option, such Option shall have been exercised pursuant to its terms (including, without limitation, the satisfaction of all conditions under Section 5(b) hereof).

(d) No Right to Continued Employment. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment or service relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. No benefits derived by the Grantee under this Plan will be taken into account for the purposes of determining the Grantee’s severance payments, if any, or the contribution or entitlement to benefits under any retirement, pension, profit sharing, group insurance or other benefit or compensation plan or for the purposes of determining any other claim for compensation the Grantee may have against the Company or against any of its Affiliates. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa (or from an employee to an independent contractor or vice versa) shall not be deemed to have terminated employment or service with the Company or an Affiliate. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement.

(e) No Right to Company Assets. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Award to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(f) Nontransferability.

(i) Except as otherwise provided by the Committee, no Award may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and an Award shall be exercisable during the Grantee’s lifetime only by the Grantee. Upon a Grantee’s death, the estate or other beneficiary of such deceased Grantee shall be subject to all the terms and conditions of the Plan and Grant Certificate, including the provisions relating to the termination of the right to exercise the Award.

(ii) Notwithstanding the foregoing, the Committee may permit Awards to be transferred by a Grantee, without consideration, subject to such rules as the Committee may adopt, to (A) a spouse and/or lineal descendants (whether by blood relationship or adoption), and any other Person as to which such natural Person is a lineal descendant (whether by blood relationship or adoption); (B) any trust or other entity solely for the benefit of any Person described in clause (A) or combinations of such Persons; or (C) any other transferee as may be approved either (I) by the Committee, or (II) as provided in the applicable Grant Certificate (each transferee described in clauses (A), (B) and (C) above is referred to herein as a “Permitted Transferee”); provided, that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with paragraph (ii) above shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Grant Certificate, to a Grantee shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Award unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Award if the Committee determines, consistent with any applicable Grant Certificate, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise; and (D) the consequences of the termination of the Grantee’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Grant Certificate shall continue to be applied with respect to the Permitted Transferee, including, without limitation, that an Award shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Grant Certificate.

(g) Misconduct of Grantee. Notwithstanding anything to the contrary in the Plan, the Committee, in its sole discretion, may establish procedures in the applicable Grant Certificate providing for the forfeiture or cancellation of any Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the Grantee engages in conduct detrimental to the Company. For purposes of the Plan, conduct detrimental to the Company shall include Grantee’s breaches of any restrictive covenants on competition, solicitation of employees or clients, or confidential information, and may include conduct that the Committee in its sole discretion determines (i) to be injurious or prejudicial to any interest of the Company or any Affiliate, or (ii) to otherwise violate a policy, procedure or rule applicable to the Grantee with respect to the Company or any of its Affiliates, or if the Grantee’s employment with the Company and its Affiliates is terminated for Cause. Notwithstanding any of the foregoing to the contrary, the Company shall retain the right to bring an action at equity or law to enjoin Grantee’s misconduct and recover damages resulting from such misconduct.

(h) Governing Law. The Plan and Award grants hereunder shall be governed by the laws of the State of Delaware.

(i) Severability. If any provision of the Plan or any Grant Certificate is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(k) Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with or be exempt from Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Grantee in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Grantee (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Shares issued or amounts payable hereunder will be subject to additional tax under Section 409A of the Code, prior to delivery to such Grantee of such Shares or payment to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of such additional tax under Section 409A of the Code. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Awards under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Grant Certificate, as the case may be, without causing the Grantee holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not cause the Grantee to incur any tax liability under Section 409A of the Code.

(l) Shareholder Approval. The Plan shall be submitted for approval by a majority of the outstanding Shares entitled to vote within the later of 12 months following the date the Plan is adopted or the grant of any Award is made.

Section 10. Amendment or Termination. The Committee may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that, except as provided in Section 7, no such action shall materially adversely affect the rights of any Grantee with respect to Awards previously granted hereunder without such Grantee’s consent.

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